Exhibit 5




                                 January 21, 1998



AquaPenn Spring Water Company, Inc.
One AquaPenn Drive
Milesburg, Pennsylvania 16853

                  Re:      AquaPenn Spring Water Company, Inc.
                           Registration Statement on Form S-1
                           (Registration No. 333-38771)
                           -----------------------------------


Ladies and Gentlemen:

         We have acted as counsel to AquaPenn Spring Water Company, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 4,681,785 shares (including up to 610,668 shares subject to an over-allotment option granted by the Company to the underwriters) of the Company's common stock, no par value (the "Shares"), being sold by the Company and certain selling shareholders.

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Shares. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.


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AquaPenn Spring Water Company, Inc.
January 2, 1998
Page 2

         The opinion expressed below is based on the assumption that the Registration Statement will become effective.

         Based upon the foregoing, we are of the opinion that when the shares of common stock to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which is
Exhibit 1 to the Registration Statement, and upon satisfaction of all conditions contained therein, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                       Very truly yours,

                                       /s/ Ballard Spahr Andrews & Ingersoll


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